SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                    ________________

                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the

                             Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported): March 9, 1999


                                  SEARS, ROEBUCK AND CO.

                       (Exact Name of Registrant as Specified in Charter)


  New York            1-416                            36-1750680
(State or Other       (Commission File Number)        (IRS Employer
Jurisdiction of                                      Identification No.)
Incorporation)


3333 Beverly Road, Hoffman Estates, Illinois                60179
(Address of Principal Executive Offices)                  (Zip Code)



Registrant's telephone number, including area code (847) 286-2500

Item 5.  Other Events.

     On March 9, 1999, the Registrant issued the press release attached hereto as Exhibit 99.1. As reported in the press release, the Registrant has reached an agreement to settle a class action lawsuit stemming from an increase in the annual percentage rate assessed on certain balances of some of the Registrant's credit customers.

     In an unrelated event, on March 10, 1999, the Registrant issued the press release attached hereto as Exhibit 99.2. As reported in the press release, the Registrant has announced that it will acquire up to $1.5 billion of its common shares. It is anticipated that the repurchase program will be completed by December 31, 2001.

     Certain of the statements contained in the attached press releases are forward looking and as such involve risks and uncertainties that could cause actual results to differ materially. The Registrant's forward-looking statements are based on assumptions about many important factors, including the court's approval of the settlement agreement, prevailing market conditions, alternative uses of capital and other factors. While the Registrant believes that its assumptions are reasonable, it cautions that it is impossible to predict the impact of certain factors that could cause actual results to differ materially from predicted results.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

The Exhibit Index on page E-1 is incorporated herein by reference.



                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       SEARS, ROEBUCK AND CO.



Date: March 10, 1999                   By: /s/ Alan J. Lacy
                                               ALAN J. LACY
                                        Chief Financial Officer


                                  EXHIBITS


99.1 Sears, Roebuck and Co. press release dated March 9, 1999.

99.2 Sears, Roebuck and Co. press release dated March 10, 1999.






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